Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-61782 of Mountain Bank Holding Company on Form S-8 of our report, dated January 7, 2005, except Note 21which the date is January 18, 2005, appearing in the Annual Report on Form 10-K of Mountain Bank Holding Company for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP
Tacoma, Washington
September 8, 2005